UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2016

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36405	46-3769850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.             Results of Operations and Financial Condition.

On May 9, 2016, Farmland Partners Inc. (the “Company”) issued a press release reporting its results of operations and financial condition as of and for the quarter ended March 31, 2016 (the “Original Release”) and on May 10, 2016 made available certain supplemental information regarding the Company and its portfolio (the “Original Supplement”), which were furnished as Exhibits 99.1 and 99.2, respectively, to the Company’s Current Report on Form 8-K that was furnished with Securities and Exchange Commission (the “SEC”) on May 10, 2016.

On May 20, 2016, the Company issued a press release (the “Corrective Release”) announcing corrections to certain non-GAAP financial measures presented in the Original Release and made available corrected supplemental information for the quarter ended March 31, 2016 (the “Corrected Supplement”). The corrections presented in the Corrective Release and the Corrected Supplement relate solely to the Company’s Adjusted Funds from Operations (“AFFO”), AFFO per fully diluted weighted average share, Adjusted EBITDA and Crop Year Adjusted Revenue for the quarter ended March 31, 2016, which have been revised as a result of a $145,000 reduction to the “Crop year revenue adjustment” line item, as reflected in the table included under Item 8.01 of this Current Report on Form 8-K. See the information under the heading “Non-GAAP Financial Measures—Crop Year Adjusted Revenue” in the Corrective Release for a description of this adjustment.

Copies of the Corrective Release and the Corrected Supplement are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in Item 2.02 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.             Other Events.

On May 10, 2016, the Company filed its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 (the “Form 10-Q”). The Company is filing the information under Item 8.01 of this Current Report on Form 8-K to correct certain non-GAAP financial measures presented in the Form 10-Q under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures.” The corrections relate solely to the Company’s AFFO, AFFO per fully diluted weighted average share and Adjusted EBITDA for the quarter ended March 31, 2016 and do not have any impact on the Company’s unaudited financial statements as of and for the period ended March 31, 2016, which were presented in the Form 10-Q. The following sets forth the details of the corrections:

(in thousands except per share amounts)	Previously Reported	As Corrected	Change
Net loss	$(1,930)	$(1,930)	—
Depreciation and depletion	317	317	—
FFO	(1,613)	(1,613)	—

Crop year revenue adjustment	1,101	956	(145)
Stock based compensation	243	243	—
Indirect equity offering costs	24	24	—
Real estate acquisition and due diligence costs	2,371	2,371	—
Dividends on Preferred units	(283)	(283)	—
AFFO	$1,843	$1,698	(145)

AFFO per share data, fully diluted:

AFFO common shares, fully diluted	17,030	17,030	—
U.S. GAAP income (loss) per share	$(0.15)	$(0.15)	—
Income available to redeemable non-controlling interest and non-controlling interest in Operating Partnership	0.05	0.05	—
Depreciation and depletion	0.02	0.02	—
Crop year revenue adjustment	0.0646	0.0561	(0.0085)
Stock based compensation	0.01	0.01	—
Indirect equity offering costs	—	—	—
Real estate acquisition and due diligence costs	0.14	0.14	—
Dividends on Preferred units	(0.02)	(0.02)	—
AFFO per share, fully diluted	$0.1082	$0.0997	(0.0085)

Adjusted EBITDA
Net income (loss)	$(1,930)	$(1,930)	—
Interest expense	3,854	3,854	—
Income tax expense	—	—	—
Depreciation and depletion	317	317	—
EBITDA	$2,241	$2,241	—

Crop year revenue adjustment	1,101	956	(145)
Stock based compensation	243	243	—
Indirect equity offering costs	24	24	—
Real estate related acquisition and due diligence costs	77	77	—
Adjusted EBITDA	$3,686	$3,541	(145)

The definitions and statements of purpose for these non-GAAP financial measures included in the Form 10-Q under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” are incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits.

Exhibit No.	Description

99.1*	Corrective press release dated May 20, 2016.
99.2*	Corrected Supplemental Information dated May 20, 2016.

*  Furnished herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: May 20, 2016	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer, Secretary and Treasurer

3

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Corrective press release dated May 20, 2016.
99.2*	Corrected Supplemental Information dated May 20, 2016.

*  Furnished herewith.

4